As filed with the Securities and Exchange Commission on March 17,
1999
                                       Registration No. 333-9113

                          SECURITIES AND EXCHANGE COMMISSION
                                 ____________________

                            POST-EFFECTIVE AMENDMENT NO. 1
                                          TO
                                       FORM S-3
                                 ____________________

                                REGISTRATION STATEMENT
                                         Under
                              The Securities Act of 1933
                                 ____________________

                                SOVEREIGN BANCORP, INC.
                (Exact name of registrant as specified in its charter)

       Pennsylvania                               23-2453088
(State or other jurisdiction            (I.R.S. employer
of Incorporation)                        identification no.)

1130 Berkshire Boulevard           Jay S. Sidhu, President
Wyomissing, Pennsylvania 19610     and Chief Executive Officer
(610) 320-8400                     1130 Berkshire Boulevard
(Address, including zip code,      Wyomissing, Pennsylvania 19610
and telephone number, including    (610)320-8400
area code, of Registrant's         (Name, address, including
executive principal offices)       zip code, and telephone
                                   number, including area code,
                                   of agent for service)

                                 ____________________

                                       Copy to:

                                 Joseph M. Harenza, Esquire
                                 Stevens & Lee
                                 111 North Sixth Street
                                 Reading, PA   19601
                                 (610) 478-2160

           Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration
Statement, as determined by market conditions and other factors.

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [x]

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]  ________________.

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________.

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                  ___________________

       This amendment shall become effective immediately in accordance with Rule 462(d) promulgated under the Securities Act of 1933.

                                        PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.


Securities and Exchange Commission
  registration fee                                             $ 68,966
Printing                                                         15,000
Trustees' fees and expenses                                       5,000
Accountant's fees and expenses                                   15,000
Rating agencies' fees                                            50,000
Attorneys' fees and expenses                                     20,000
Blue sky and legal investment fees
  and expenses                                                   10,000
Miscellaneous                                                  $  1,034
     Total                                                     $185,000

____________
       * Estimated except for the registration fee.

Item 15.  Indemnification of Directors and Officers.

       Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees, and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

       The Bylaws of the Corporation provide for
(1) indemnification of directors, officers, employees, and agents of the Corporation and its subsidiaries and (2) the elimination of a director's liability for monetary damages to the fullest extent permitted by Pennsylvania law.

       Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by the Corporation.

Item 16.  Exhibits.

       The following exhibits are filed herewith or incorporated by reference herein as part of this Registration Statement:
  <PAGE 1>
Number                     Description

  1.1        Form of Underwriting Agreement.*

  1.2 Form of Underwriting Agreement Standard Provisions for Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Common Stock, Warrants to Purchase Debt Securities, Warrants to Purchase Common Stock, and Warrants to Purchase Preferred Stock.*

  1.3        Form of Distribution Agreement.*

  3.1        Articles of Incorporation of Sovereign Bancorp, Inc.
             (Incorporated by reference to Exhibit 3.1 to Sovereign's Annual Report on Form 10-K for the year ended December 31, 1995.)

  3.2 Bylaws of Sovereign Bancorp, Inc. (Incorporated by reference to Exhibit 2.3 to Sovereign's Registration
             Statement on Form 8-A dated May 9, 1995.)

  4.1        Subordinated Trust Indenture dated as of February 1,
             1994, between Sovereign Bancorp, Inc. and Harris Trust and Savings Bank, as Trustee. (Incorporated by reference to Exhibit 4.1 to Sovereign's Registration
             Statement No. 33-75472 on Form S-3.)

  4.2 Senior Trust Indenture dated as of February 1, 1994, between Sovereign Bancorp, Inc. and Harris Trust and Savings Bank, as Trustee. (Incorporated by reference to Exhibit 4.2 to Sovereign's Registration Statement No. 33-75472 on Form S-3.)

  4.3 Indenture dated as of September 15, 1992, relating to $20,000,000 8/1-2% Subordinated Debentures due
             September 15, 2002 of Sovereign Bancorp, Inc.
             (Incorporated by reference to Exhibit 4.1 to Sovereign's Registration Statement No. 33-50734 on
             Form S-2).

  4.4 Subordinated Trust Indenture dated as of March 5, 1993, between Sovereign Bancorp, Inc. and Harris Trust and Savings Bank, as Trustee (Incorporated by reference to Exhibit 4.1 to Sovereign's Registration Statement
             No. 33-56264 on Form S-3).

  4.5 Senior Trust Indenture dated as of March 5, 1993, between Sovereign Bancorp, Inc. and Harris Trust and Savings Bank, as Trustee (Incorporated by reference to Exhibit 4.2 to Sovereign's Registration Statement
             No. 33-56264 on Form S-3).

  4.6 First Supplemental Indenture to the Subordinated Trust Indenture dated as of March 5, 1993 between Sovereign Bancorp, Inc. and Harris Trust and Savings Bank, as
             <PAGE 2> Trustee (Incorporated by reference to
             Exhibit 4.5 to Sovereign's Registration Statement
             No. 33-56264 on Form S-3).

  4.7 Second Supplemental Indenture to the Subordinated Trust Indenture dated as of March 5, 1993 between Sovereign Bancorp, Inc. and Harris Trust and Savings Bank, as Trustee (Incorporated by reference to Exhibit 4.6 to Sovereign's Registration Statement No. 33-56264 on
             Form S-3).

  4.8        Form of Registered Medium-Term Note.*

  4.9        Rights Agreement, dated September 19, 1989, between
             Sovereign Bancorp, Inc. and Harris Trust Corporation of New York. (Incorporated by reference to Exhibit 4 to Sovereign's Current Report on Form 8-K dated
             October 12, 1989).

  4.10 Form of Certificate of Designations relating to Preferred Shares.*

  4.11 Form of Debt Warrant Agreement (including form of Debt Warrant certificate).*

  4.12 Form of Preferred Stock Warrant Agreement (including form of Preferred Stock Warrant certificate).*

  4.13 Form of Common Stock Warrant Agreement (including form of Common Stock Warrant certificate).*

  4.14 Sovereign Bancorp, Inc. has outstanding certain long-term debt. None of such debt exceeds 10% of the total assets of Sovereign Bancorp, Inc. and its consolidated subsidiaries; therefore, copies of the constituent instruments defining the rights of the holders of such debt are not included as exhibits to this Registration Statement. Sovereign Bancorp, Inc. agrees to furnish copies of such instruments to the Commission upon request.

  4.15 Amendment to Rights Agreement dated as of September 27, 1995, between Sovereign Bancorp, Inc. and Chemical Bank, as successor to Harris Trust Company of New York, as Rights Agent (Incorporated by reference to Exhibit 4.1 to Sovereign's Current Report on Form 8-K/A No. 1 dated January 8, 1996).

  5.1 Opinion and Consent of Stevens & Lee as to the legality of the Debt Securities and Capital Stock being registered.*

 12.1        Computation of Ratios of Earnings to Fixed Charges.*
  <PAGE 3>
 12.2        Updated Computation of Ratios of Earnings to Fixed
             Charges.

 23.1        Consent of Ernst & Young LLP.*

 23.2        Consent of B.D.O. Seidman, LLP.*

 23.3        Consent of Stevens & Lee (included in Exhibit 5.1).*

 24.1 Powers of Attorney of Directors and Officers (included on signature page hereof).*

 25.1        Form T-1 Statement of Eligibility under the Trust
             Indenture Act of 1939 with respect to the Subordinated Trust Indenture.*

 25.2        Form T-1 Statement of Eligibility under the Trust
             Indenture Act of 1939 with respect to the Senior Trust
             Indenture.*

---------------------

*  Previously Filed



Item 17.  Undertakings.

       The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
       (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the undertakings in clauses (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering
       <PAGE 4> of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
       Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (5) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

             (6) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                      SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on
Form S-3 and that it has duly caused this Post-Effective
Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Wyomissing, Commonwealth of Pennsylvania, on March 4, 1999

                                        SOVEREIGN BANCORP, INC.

                                        By /s/ Jay S. Sidhu
                                               Jay S. Sidhu,
                                               President and Chief
                                               Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                        Title

/s/ Richard E. Mohn*             Chairman of the            March 4, 1999
Richard E. Mohn                  Board and Director

/s/ Jay S. Sidhu                 President, Chief           March 4, 1999
Jay S. Sidhu                     Executive Officer
                                 and Director

                                 Director                   March 4, 1999
Rhoda S. Oberholtzer

                                 Director                   March 4, 1999
Patrick J. Petrone

/s/ Daniel K. Rothermel*         Director                   March 4, 1999
Daniel K. Rothermel

                                 Director                   March 4, 1999
Cameron C. Troilo

/s/ G. Arthur Weaver*            Director                   March 4, 1999
G. Arthur Weaver

/s/ Dennis S. Marlo              Chief Financial            March 4, 1999
Karl D. Gerhart                  Officer

/s/ Mark R. McCollom             Chief Accounting           March 4, 1999
Mark R. McCollom                 Officer

  <PAGE 6>
*By/s/ Jay S. Sidhu
       Jay S. Sidhu
       Attorney-in-Fact

                                     EXHIBIT INDEX


Number                 Description

  1.1        Form of Underwriting Agreement.*

  1.2        Form of Underwriting Agreement Standard
             Provisions for Senior Debt Securities,
             Subordinated Debt Securities, Preferred
             Stock, Common Stock, Warrants to Purchase
             Debt Securities, Warrants to Purchase
             Common Stock and Warrants to Purchase
             Preferred Stock.*

  1.3        Form of Distribution Agreement.*

  3.1        Articles of Incorporation of Sovereign Bancorp,
             Inc. (Incorporated by reference to Exhibit 3.1 to Sovereign's Annual Report on Form 10-K for the year ended December 31, 1995.)

  3.2 Bylaws of Sovereign Bancorp, Inc. (Incorporated by reference to Exhibit 2.3 to Sovereign's
             Registration Statement on Form 8-A dated
             May 9, 1995.)

  4.1        Subordinated Trust Indenture dated as of
             February 1, 1994, between Sovereign Bancorp,
             Inc. and Harris Trust and Savings Bank, as
             Trustee.  (Incorporated by reference to
             Exhibit 4.1 to Sovereign's Registration
             Statement No. 33-75472 on Form S-3.)

  4.2        Senior Trust Indenture dated as of February 1,
             1994, between Sovereign Bancorp, Inc. and Harris
             Trust and Savings Bank, as Trustee.
             (Incorporated by reference to Exhibit 4.2 to Sovereign's Registration Statement
             No. 33-75472 on Form S-3.)

  4.3 Indenture dated as of September 15, 1992, relating to $20,000,000 8/1-2% Subordinated Debentures due September 15, 2002 of Sovereign Bancorp, Inc. (Incorporated by reference to Exhibit 4.1 to Sovereign's Registration Statement No. 33-50734 on Form S-2).

  4.4 Subordinated Trust Indenture dated as of March 5, 1993, between Sovereign Bancorp, Inc. and Harris Trust and Savings Bank, as Trustee (Incorporated by reference to Exhibit 4.1 to Sovereign's Registration Statement No. 33-56264 on Form S-3).

  4.5 Senior Trust Indenture dated as of March 5, 1993, between Sovereign Bancorp, Inc. and Harris Trust and Savings Bank, as Trustee (Incorporated by reference to Exhibit 4.2 to Sovereign's Registration Statement No. 33-56264 on Form S-3).

  4.6 First Supplemental Indenture to the Subordinated Indenture dated as of March 5, 1993 between Sovereign Bancorp, Inc. and Harris Trust and Savings Bank, as Trustee (Incorporated by reference to Exhibit 4.5 to Sovereign's Registration Statement No. 33-56264 on Form S-3).

  4.7 Second Supplemental Indenture to the Subordinated Indenture dated as of March 5, 1993 between Sovereign Bancorp, Inc. and Harris Trust and Savings Bank, as Trustee (Incorporated by reference to Exhibit 4.6 to Sovereign's Registration Statement No. 33-56264 on Form S-3).

  4.8        Form of Registered Medium-Term Note.*

  4.9 Rights Agreement, dated September 19, 1989, between Sovereign Bancorp, Inc. and Harris
             Trust Corporation of New York. (Incorporated by reference to Exhibit 4 to Sovereign's
             Current Report on Form 8-K dated October 12, 1989).

  4.10 Form of Certificate of Designations relating to Preferred Shares.*

  4.11 Form of Debt Warrant Agreement (including form of Debt Warrant certificate).*

  4.12       Form of Preferred Stock Warrant Agreement
             (including form of Preferred Stock Warrant certificate).*

  4.13       Form of Common Stock Warrant Agreement
             (including form of Common Stock Warrant
             certificate).*

  4.14 Sovereign Bancorp, Inc. has outstanding certain long-term debt. None of such debt exceeds 10% of the total assets of Sovereign Bancorp, Inc. and its consolidated subsidiaries; therefore, copies of the constituent instruments defining the rights of the holders of such debt are not included as exhibits to this Registration Statement. Sovereign Bancorp, Inc. agrees to furnish copies of such instruments to the Commission upon request.

  4.15 Amendment to Rights Agreement dated as of September 27, 1995, between Sovereign
             Bancorp, Inc. and Chemical Bank, as successor to Harris Trust Company of New York, as
             Rights Agent (Incorporated by reference to Exhibit 4.1 to Sovereign's Current Report on
             Form 8-K/A No. 1 dated January 8, 1996).

  5.1 Opinion and Consent of Stevens & Lee as to the legality of the Debt Securities and Capital
             Stock being registered.*

  12.1       Computation of Ratios of Earnings to Fixed
             Charges.*

  12.2       Updated Computation of Ratios of Earnings to Fixed
             Charges.

  23.1       Consent of Ernst & Young LLP.*

  23.2       Consent of B.D.O. Seidman, LLP.*

  23.3       Consent of Stevens & Lee (included in
             Exhibit 5.1).*

  24.1       Powers of Attorney of Directors and Officers
             (included on signature page).*

  25.1       Form T-1 Statement of Eligibility under the
             Trust Indenture Act of 1939 with respect to the Subordinated Trust Indenture.*

  25.2       Form T-1 Statement of Eligibility under the
             Trust Indenture Act of 1939 with respect to the Senior Trust Indenture.*

---------------------------

* Previously Filed